Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN ANNOUNCES 3-FOR-2 STOCK SPLIT;
Directors Elected; Dividend Declared

Louisville, KY, July 26, 2012 – Brown-Forman Corporation (NYSE:BFA, BFB) announced today at the company’s regular annual meeting of stockholders that its shareholders approved an amendment to the corporation’s charter to increase the number of authorized shares of Class A common stock to 85 million and Class B common stock to 400 million. The authorization of additional shares enables the previously approved three-for-two stock split for both its Class A and Class B common stock to be paid in the form of a stock dividend.

Stockholders of record as of the close of business on August 3, 2012, will receive one additional share of stock for every two shares of stock held for each respective class of stock with the distribution of the additional shares to occur on August 10, 2012. The share price will be adjusted accordingly on the New York Stock Exchange for trading beginning on August 13, 2012.

Brown-Forman shareholders also re-elected the following individuals to the Brown-Forman Board of Directors: Joan C. Lordi Amble; Patrick Bousquet-Chavanne; Geo. Garvin Brown IV; Martin S. Brown, Jr.; Bruce L. Byrnes; John D. Cook; Sandra A. Frazier; William E. Mitchell; Dace Brown Stubbs; Paul C. Varga; and James S. Welch, Jr.

In remarks to shareholders during the meeting, Brown-Forman Board Chairman Geo. Garvin Brown IV said, “Brown-Forman is well positioned for long-term growth and endurance, as evidenced by the evolution of the board, the strength of the management team, and especially the support of our company’s long-term shareholders.”

Brown also thanked retiring director Richard P. Mayer for his 18 years of exemplary service to Brown-Forman.

Paul Varga, chairman and CEO, discussed the company's strong and accelerating performance in fiscal 2012, led by the Jack Daniel's trademark across a diverse set of markets globally, and expressed enthusiasm for the company's future growth prospects. "I am encouraged by the growth trends in North American Whiskey and the increasing role our premium and super-premium brands are playing in it. We see excellent potential in this dynamic and attractive global category."

 Varga also paid tribute to the memory of Owsley Brown II, the company's former CEO and board chairman, who passed away last September, to whom Varga dedicated this year's meeting.

In a subsequent meeting, the Board of Directors approved a regular quarterly cash dividend of 23 & 1/3 cents per share on the split-adjusted Class A and Class B common stock. Stockholders of record on September 7, 2012, will receive the cash dividend on October 1, 2012. With this dividend, Brown-Forman will have paid regular quarterly cash dividends for 67 consecutive years.

Additionally, Brown-Forman announced that it was recently added to the Standard and Poor’s High Yield Dividend Aristocrat Index.  This index is designed to track the performance of a select group of companies within the Standard and Poor’s Composite 1500 that have followed a policy of consistently increasing dividends every year for at least 20 years and have capital appreciation potential, which are both key factors in investors' total return expectations.  Brown-Forman is already a member of the Standard and Poor’s 500 Dividend Aristocrats Index, having increased the regular quarterly cash dividend for 28 consecutive years

For more than 140 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Southern Comfort, Finlandia, Jack Daniel’s & Cola, Canadian Mist, Korbel, Gentleman Jack, el Jimador, Herradura, Sonoma-Cutrer, Chambord, New Mix, Tuaca, and Woodford Reserve.  Brown-Forman’s brands are supported by nearly 4,000 employees and sold in more than 160 countries worldwide.  For more information about the Company, please visit http://www.brown-forman.com/.

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Important Information on Forward-Looking Statements:
This report contains statements, estimates, and projections that are "forward-looking statements" as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “plan,” “potential,” “project,” “pursue,” “see,” “will,” “will continue,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and other factors include, but are not limited to:
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declining or depressed global or regional economic conditions, particularly in the Euro zone; political, financial, or credit or capital market instability; supplier, customer or consumer credit or other financial problems; bank failures or governmental debt defaults

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failure to develop or implement effective business, portfolio and brand strategies, including the increased U.S. penetration and international expansion of Jack Daniel’s Tennessee Honey, innovation, marketing and promotional activity, and route-to-consumer

•	unfavorable trade or consumer reaction to our new products, product line extensions, price changes, marketing, or changes in formulation, flavor or packaging
•	inventory fluctuations in our products by distributors, wholesalers, or retailers
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competitors’ consolidation or other competitive activities such as pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, category expansion, product introductions, entry or expansion in our geographic markets

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declines in consumer confidence or spending, whether related to the economy (such as austerity measures, tax increases, high fuel costs, or higher unemployment), wars, natural or other disasters, weather, pandemics, security concerns, terrorist attacks or other factors

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changes in tax rates (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or in related reserves, changes in tax rules (e.g., LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur

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governmental or other restrictions on our ability to produce, import, sell, price, or market our products, including advertising and promotion in either traditional or new media; regulatory compliance costs

•	business disruption, decline or costs related to organizational changes, reductions in workforce or other cost-cutting measures
•	lower returns or discount rates related to pension assets, interest rate fluctuations, inflation or deflation
•	fluctuations in the U.S. dollar against foreign currencies, especially the euro, British pound, Australian dollar, Polish zloty or Mexican peso
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changes in consumer behavior or preferences and our ability to anticipate and respond to them, including societal attitudes or cultural trends that result in reduced consumption of our products; reduction of bar, restaurant, hotel or other on-premise business or travel

•	consumer shifts away from spirits or premium-priced spirits products; shifts to discount store purchases or other price-sensitive consumer behavior
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distribution and other route-to-consumer decisions or changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in implementation-related or higher fixed costs

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effects of acquisitions, dispositions, joint ventures, business partnerships or investments, or their termination, including acquisition, integration or termination costs, disruption or other difficulties, or impairment in the recorded value of assets (e.g. receivables, inventory, fixed assets, goodwill, trademarks and other intangibles)

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lower profits, due to factors such as fewer or less profitable used barrel sales, lower production volumes, decreased demand or inability to meet consumer demand for products we sell, sales mix shift toward lower priced or lower margin SKUs, or cost increases in energy or raw materials, such as grain, agave, wood, glass, plastic, or closures

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natural disasters, climate change, agricultural uncertainties, environmental or other catastrophes, or other factors that affect the availability, price, or quality of agave, grain, glass, energy, closures, plastic, water, or wood, or that cause supply chain disruption or disruption at our production facilities or aging warehouses

•	negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects
•	product counterfeiting, tampering, contamination, or recalls and resulting negative effects on our sales, brand equity, or corporate reputation
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significant costs or other adverse developments stemming from class action, intellectual property, governmental, or other major litigation; or governmental investigations of beverage alcohol industry business, trade, or marketing practices by us, our importers, distributors, or retailers

For further information regarding these risks, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

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